Exhibit 99.1

ARCHIMEDES TECH SPAC PARTNERS II CO.

2093 Philadelphia Pike #1968

Claymont, DE 19703

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ARCHIMEDES TECH SPAC PARTNERS II CO.

The undersigned hereby appoints Long Long as proxy (the “Proxy”), with full power to act to appoint a substitute, and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all ordinary shares (“ATII Ordinary Shares”) of Archimedes Tech SPAC Partners II Co. (“ATII”) held of record by the undersigned as of                         , 2026 at the Extraordinary General Meeting of shareholders to be held on                         , 2026 at                         , or any postponement or adjournment thereof (the “Extraordinary General Meeting”). The Extraordinary General Meeting will be a virtual meeting conducted via live webcast at                              . For the purposes of Cayman Islands law and the amended and restated memorandum and articles of association of ATII, the physical location of the Extraordinary General Meeting will be                               . To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement/prospectus. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for the Extraordinary General Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

PRELIMINARY COPY – NOT FOR USE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 4, 5, 6, 7 AND 8 BELOW AND “FOR” EACH OF THE NOMINEES IN PROPOSAL 3. ATII’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1, 2, 4, 5, 6, 7 AND 8 AND “FOR” EACH OF THE NOMINEES IN PROPOSAL 3.

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve, by way of Ordinary Resolution of the holders of ATII Ordinary Shares, (1) the Agreement and Plan of Merger, dated as of April 20, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among ATII, ATII Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of ATII (“Pubco”), ATII Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of ATII (“Merger Sub I”), ATII Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of ATII (“Merger Sub II”), and Forge Nano, Inc., a Delaware corporation (“Forge Nano”), pursuant to which, among other things, (i) ATII will merge with and into Pubco (the “Domestication Merger”), with Pubco continuing as the surviving corporation in the Domestication Merger pursuant to the Companies Act (as revised) of the Cayman Islands (the “Companies Act”) and the Delaware General Corporation Law (as amended, the “DGCL”), (ii) at least one day following the effective time of the Domestication Merger, Merger Sub I will merge with and into Forge Nano (the “First Company Merger”), with Forge Nano continuing as the surviving corporation in the First Company Merger and a wholly-owned subsidiary of Pubco (the “Initial Surviving Corporation”) pursuant to the DGCL and (iii) immediately following the effective time of the First Company Merger (the “First Effective Time”), the Initial Surviving Corporation will merge with and into Merger Sub II (the “Second Company Merger” and together with the First Company Merger, the “Company Mergers”), with Merger Sub II continuing as the surviving company in the Second Company Merger and as a wholly-owned subsidiary of Pubco pursuant to the DGCL and the Delaware Limited Liability Company Act (collectively, the “Business Combination”), as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the “Business Combination Proposal.” A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(2) Proposal No. 2 — The Domestication Merger Proposal — To consider and vote upon a proposal to approve, by way of Special Resolution of the holders of ATII Ordinary Shares, subject to the approval of the Business Combination Proposal, among other things, (i) at least one (1) day prior to the First Effective Time, the consummation of the Domestication Merger by executing and filing a Plan of Merger, appended to the accompanying proxy statement/prospectus as Exhibit 3.4 (the “Plan of Merger”) (and any other documents required by the Companies Act) with the Registrar of Companies in the Cayman Islands (the “Cayman Registrar”) pursuant to Sections 233 and 237 of the Companies Act, filing a certificate of merger with the Secretary of State of the State of Delaware and making such other filings or recordings, in each case, in accordance with the Companies Act and the relevant provisions of the DGCL, in connection with the Domestication Merger (the time when the Plan of Merger is registered by the Cayman Registrar and when the certificate of merger is filed with the Secretary of State of the State of Delaware, or such later time as may be specified in the Plan of Merger and certificate of merger, being the “Domestication Merger Effective Time”), (ii) that, upon the Domestication Merger Effective Time, the certificate of incorporation and bylaws of Pubco, each as in effect immediately prior to the Domestication Merger Effective Time, be amended and restated in the form appended to the accompanying proxy statement/prospectus as Annex B-1 and Annex B-2, respectively, and as so amended, be the certificate of incorporation and bylaws of Pubco, until thereafter supplemented or amended in accordance with the terms therein and the applicable provisions of the DGCL (with such changes as may be agreed in writing by ATII and Forge Nano), including providing that the name of Pubco will be amended to be “Forge Nano Holdings, Inc.” and (iii) that any one director of ATII (each, an “ATII Director”) on behalf of ATII and, with the authorization of any ATII Director, any of ATII’s officers on behalf of ATII, be authorized to execute and submit, or cause the submission of, the Plan of Merger, together with any supporting documentation, for registration to the Cayman Registrar and filing a certificate of merger with the Secretary of State of the State of Delaware and making such other filings or recordings, in each case, in accordance with the Companies Act and the relevant provisions of the DGCL, in connection with the Domestication Merger.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(3) Proposal No. 3 — The Director Election Proposal — To consider and vote upon a proposal to approve and adopt, by way of Ordinary Resolution of the holders of ATII Ordinary Shares, the election of the seven (7) persons listed below, who, upon consummation of the Business Combination, will comprise Pubco’s Board of Directors and that such nominated directors be elected to a staggered board.

Paul Lichty	☐ FOR ☐ AGAINST ☐ ABSTAIN
Michael Danner	☐ FOR ☐ AGAINST ☐ ABSTAIN
David Goggins	☐ FOR ☐ AGAINST ☐ ABSTAIN
Millicent Pitts-DiCicco	☐ FOR ☐ AGAINST ☐ ABSTAIN
Jimmy Smith	☐ FOR ☐ AGAINST ☐ ABSTAIN
Kamal Bherwani	☐ FOR ☐ AGAINST ☐ ABSTAIN
Ben Landen	☐ FOR ☐ AGAINST ☐ ABSTAIN

(4) Proposal No. 4 — The Stock Issuance Proposal — To consider and vote upon a proposal to approve and adopt, by way of Ordinary Resolution of the holders of ATII Ordinary Shares, for purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of more than 20% of the issued and outstanding shares of Pubco common stock and securities convertible into shares of Pubco common stock upon the completion of the Business Combination to (i) the holders of ATII Ordinary Shares pursuant to the Domestication Merger, (ii) the Forge Nano stockholders and the holders of Pubco convertible securities issued in exchange for Forge Nano convertible securities pursuant to the Company Mergers and (iii) to the PIPE investors and to any other persons pursuant to subscription, purchase, or similar agreements that ATII may enter into prior to the closing of the Business Combination (including the PIPE Subscription Agreement, a copy of which is attached to the accompanying proxy statement/ prospectus at Annex H, and the Additional PIPE Subscription Agreements, the form of which is attached to the accompanying proxy statement/prospectus as Annex J).

(5) Proposal No. 5 — Organizational Documents Proposal — To consider and vote upon a proposal to approve and adopt, by way of Special Resolution of the holders of ATII Ordinary Shares, the proposed new certificate of incorporation (the “Proposed Charter”) and bylaws (the “Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of Pubco (a corporation incorporated in the State of Delaware) with effect from the Domestication Merger Effective Time. The forms of each of the Proposed Charter and the Proposed Bylaws are attached to the proxy statement/prospectus as Annex B-1 and Annex B-2, respectively.

(6) Proposal No. 6 — The Advisory Organizational Documents Proposals — To consider and vote upon the following six (6) separate proposals to approve and adopt, on an advisory non-binding basis, by way of Ordinary Resolution of the holders of ATII Ordinary Shares, the following material differences between and the amended and restated memorandum and articles of association of ATII (the “Current Charter”) and the Proposed Organizational Documents:

(A) Advisory Organizational Documents Proposal 6A (Authorized Shares) — to approve and adopt an amendment to the Current Charter, with effect from the Domestication Merger Effective Time, to authorize the amendment and redesignation of the authorized share capital of ATII from (a) 400,000,000 ATII Ordinary Shares and 1,000,000 preference shares, par value $0.0001 per share, of ATII to (b) 500,000,000 shares of common stock and 5,000,000 shares of preferred stock of Pubco, par value $0.0001 per share each.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(B) Advisory Organizational Documents Proposal 6B (Exclusive Forum Provision) — to approve and adopt an amendment to the Current Charter, with effect from the Domestication Merger Effective Time, to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act of 1933, as amended, with effect from the Domestication Merger Effective Time.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(C) Advisory Organizational Documents Proposal 6C (Required Vote to Amend Charter) — to approve and adopt an amendment to the Current Charter, with effect from the Domestication Merger Effective Time, to authorize provisions providing that the affirmative vote of at least two-thirds of the voting power of all the then outstanding shares of capital stock of Pubco entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Articles IV through XI of the Proposed Charter in accordance with the DGCL and the Companies Act (provided, that, so long as any shares of Pubco common stock remain outstanding, Pubco may not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Pubco common stock, voting as a separate class, in addition to any other vote of the holders of shares of capital stock of Pubco required by applicable law or the Proposed Charter, directly or indirectly, whether by amendment or through merger, recapitalization, consolidation or otherwise, amend, alter, change, repeal or adopt any provision of the Proposed Charter in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Pubco common stock so as to affect them adversely).

☐ FOR ☐ AGAINST ☐ ABSTAIN

(D) Advisory Organizational Documents Proposal 6D (Removal of Directors) — to approve and adopt an amendment to the Current Charter, with effect from the Domestication Merger Effective Time, to authorize provisions permitting the removal of a director, only for cause, by the affirmative vote of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of Pubco entitled to vote at an election of directors, voting together as a single class.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(E) Advisory Organizational Documents Proposal 6E (Stockholder Action by Written Consent) — to approve and adopt an amendment to the Current Charter, with effect from the Domestication Merger Effective Time, to authorize provisions that require or permit stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(F) Advisory Organizational Documents Proposal 6F (Additional Changes) — to approve and adopt an amendment to the Current Charter, with effect from the Domestication Merger Effective Time, to authorize certain additional changes, including, among other things, (i) making Pubco’s corporate existence perpetual and (ii) removing certain provisions related to ATII’s status as a blank check company that will no longer be applicable upon the closing of the Business Combination, all of which the ATII Board believes is necessary to adequately address the needs of Pubco after the Business Combination.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(7) Proposal No. 7 — The Equity Incentive Plan Proposal — To consider, approve and adopt, by Ordinary Resolution of the holders of ATII Ordinary Shares, the Forge Nano Holdings Inc. 2026 Omnibus Incentive Compensation Plan in connection with the Business Combination.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(8) Proposal No. 8 — The Adjournment Proposal —To consider and vote upon a proposal to approve and adopt, by way of Ordinary Resolution of the holders of ATII Ordinary Shares, the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.

☐ FOR ☐ AGAINST ☐ ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND “FOR” EACH OF THE OTHER PROPOSALS AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

IN THEIR DISCRETION THE PROXY IS AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!